     As filed with the Securities and Exchange Commission on March 15, 1999


                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                        Infinity Broadcasting Corporation
             (Exact name of Registrant as specified in its charter)

           Delaware                                  13-4030071
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification No.)


                               40 West 57th Street
                            New York, New York 10019
   (Address of Registrant's principal executive offices, including zip code)


                          CBS Employee Investment Fund
            Infinity Broadcasting Corporation Employees' 401(k) Plan
         Infinity Broadcasting Corporation Union Employees' 401(k) Plan
                            (Full title of the plan)


                               ANGELINE C. STRAKA
                                    Secretary
                        Infinity Broadcasting Corporation
                               40 West 57nd Street
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 975-3335
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

 Title of                       Proposed           Proposed
securities       Amount          maximum            maximum               Amount of
   to be         to be        offering price       aggregate            registration
registered     registered        per share         offering                 fee
                  (1)              (2)                (2)                   (2)
--------------------------------------------------------------------------------------
Class A
Common Stock,
par value
$.01 per
share...........1,000,000       $26.25             $26,250.000           $7,297.50
--------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.


(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Class A Common Stock reported on the New York Stock Exchange Composite Tape on March 11, 1999.

                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers 1,000,000 shares of Class A Common Stock of Infinity Broadcasting Corporation ("Infinity"), par value $.01 per share (the "Common Stock"), for issuance pursuant to the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan and the Infinity Broadcasting Corporation Union Employees' 401(k) Plan (together, the "Plans").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents, each as filed by Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"), with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

         A. the prospectus filed by Infinity with the Commission on December 10, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") with respect to Infinity's Registration No. 33-63727 on Form S-1;

         B. all reports filed by Infinity pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since November 5, 1998; and

         C. the Description of Infinity's Class A Common Stock contained in Infinity's Registration Statement on Form 8-A/A filed with the Commission on November 5, 1998, as amended or updated pursuant to the Exchange Act.

         Annual Reports on Form 11-K subsequently filed by the Plans pursuant to
Section 13(a) or 15(d) of the Exchange Act and all documents subsequently filed by Infinity pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Vernon J. Carpenter, Associate General Tax Counsel of CBS Corporation has provided an opinion regarding the Plans' compliance with ERISA. Mr. Carpenter is an employee of CBS Corporation and a participant in one of the Plans.

Item 6.  Indemnification of Directors and Officers

         As permitted by applicable provisions of the Delaware General Corporation Law ("DGCL"), the Restated Certificate contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to Infinity and its stockholders for monetary damages for breaches of fiduciary or other duty as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to Infinity or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the

DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Restated Certificate and the By-Laws also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, Infinity will indemnify and hold harmless any officer or director who is or was made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer or director of Infinity, and may indemnify any employee or agent of Infinity and any person serving at the request of Infinity as a officer, director, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; provided, however, that Infinity will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the By-Laws. In addition, Infinity will pay the expenses incurred by any officers and directors, and may pay the expenses incurred by other persons that may be indemnified pursuant to the Restated Certificate and the By-Laws, in defending any such proceeding in advance of its final disposition upon receipt (unless Infinity upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Infinity as authorized in the By-Laws or otherwise. The Restated Certificate and the By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

     Infinity currently maintains insurance on behalf of officers and directors of Infinity and its subsidiaries against any liability which may be asserted against any such officer or director, subject to certain customary exclusions.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------

         4.1 Restated Certificate of Incorporation of Infinity as amended to December 14, 1998, are incorporated by reference to Exhibit
                  3.3 to Infinity's Registration Statement No. 333-63727 on Form
                  S-1, Amendment No. 4, filed December 4, 1998.

         4.2      Restated By-laws of Infinity, as amended effective
                  December 14, 1998, are incorporated by reference to
                  Exhibit 3.4 to Infinity's Registration Statement No.
                  333-63727 on Form S-1, Amendment No. 4, filed
                  December 4, 1998.

         5.1      Opinion of Vernon J. Carpenter, Esquire, Associate
                  General Tax Counsel of CBS, as to the qualification of the Plans under Section 401 of the Internal
                  Revenue Code of 1986, as amended.

         23.1     Consent of Counsel - contained in opinion filed as Exhibit
                  5.2.

         23.2     Consents of KPMG LLP.

         24       Powers of Attorney.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

         (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Infinity Broadcasting Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of March, 1999.

                        Infinity Broadcasting Corporation


                        By:    /s/ Angeline C. Straka
                        -----------------------------------
                               Angeline C. Straka
                                    Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 15th day of March, 1999, in the capacities indicated:

Signature                           Title

                 *                  Chairman, President and
                                    Chief Executive Officer
---------------------------------   (principal executive officer)
(Mel Karmazin)                      and Director


                 *
---------------------------------   Director
(George H. Conrades)


                 *
---------------------------------   Director
(Richard R. Pivirotto)


                 *
---------------------------------   Director
(Jeffrey Sherman)


                 *
---------------------------------   Director
(Paula Stern)


                 *                  Executive Vice President, Chief
---------------------------------   Financial Officer and Treasurer
(Farid Suleman)                     (principal financial and accounting
                                    officer)and Director





                                              *By      /s/ Angeline C. Straka
                                                       -----------------------
                                                       Angeline C. Straka
                                                       Secretary